Exhibit 99.1

BioCardia Cell Therapy for Ischemic Heart Failure to Progress to Formal Clinical Consultation with Japan PMDA

December 16, 2025

BioCardia®, Inc. [NASDAQ: BCDA], a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, announces it has completed a third preliminary clinical consultation with Japan’s Pharmaceutical and Medical Device Agency (PMDA) on our CardiAMP Cell Therapy intended for treatment of Heart Failure with Reduced Ejection Fraction (HFrEF). The meeting was held in further preparation for formal clinical consultation on acceptability of the existing clinical data for submission of an application for approval. Based on the discussions in the most recent meeting, PMDA said it will allow BioCardia to advance to formal clinical consultation. Should PMDA agree in formal consultation that the available data provides sufficient evidence of safety and efficacy, BioCardia would be able to file for regulatory approval in Japan.

“Our autologous minimally invasive cell therapy presents a new mechanism of action of microvascular repair for ischemic heart failure patients evidencing active heart failure while on guideline directed medical therapy who have few additional therapeutic options.” said Peter Altman, PhD, BioCardia’s Chief Executive Officer. “The data from the three completed Phase I, II and III trials support positive outcomes in significant clinical efficacy endpoints, including improved survival and reduced major adverse cardiovascular events, along with improved heart function and quality of life measures relative to control patients.”

The existing clinical data supporting safety and efficacy of CardiAMP Cell Therapy for HFrEF is subject to ongoing regulatory discussions in Japan and the United States. The compilation includes data from the three clinical studies that BioCardia believes demonstrate a favorable benefit to risk profile.

About CardiAMP Autologous Cell Therapy

Granted FDA Breakthrough designation, CardiAMP Cell Therapy uses a patient’s own bone marrow cells as treatment delivered to the heart in a minimally invasive, catheter-based procedure intended to increase capillary density and reduce tissue fibrosis of myocardial tissue to address microvascular dysfunction. Clinical development of the CardiAMP Cell Therapy for heart failure is supported by the Maryland Stem Cell Research Fund and is reimbursed by Centers for Medicare and Medicaid Services (CMS). CAUTION - Limited by United States law to investigational use.

CardiAMP Cell Therapy Clinical Development Highlights

Phase 1: TABMMI Heart Failure Trial; open label, n=20 (NCT00507468) 1

•	90% of treated patients alive and well at three years
•	Left ventricular ejection fraction (LVEF) improved by 7% at 24 months (p=0.001)
•	Exercise tolerance improved 125 seconds at 24 months (p=0.006)

Phase 2: TACHFT Trial; double-blind placebo-controlled, n=33 with 29 randomized (NCT00768066) 2,3

•	All (100%) treated patients alive at one year (end of study); major adverse cardiac events (MACE) reduced 20% relative to controls
•	Six-minute walk distance improved 56.3 meters at 12 months for treated patients compared to controls (p = 0.049)
•	Quality of life measured using Minnesota Living with Heart Failure Quality of Life Questionnaire improved by 17.4 points (p=0.039) for treated patients compared to controls

Phase 3: CardiAMP HF Trial; multi-center, double-blind placebo-procedure controlled with 24-month follow-up, N=125, with 115 randomized (NCT02438306) 4, 5

•	Roll-in cohort patients demonstrated improved heart function measures, and the study procedure was feasible with an excellent safety profile
•

Treated patients in the full study cohort had reduced fatal and nonfatal MACE, along with improved quality of life and echocardiography heart function measures on top of guideline-directed medical therapy compared to controls

•	The primary Finkelstein Schoenfeld composite outcome endpoint including 6-minute walk test distance (6MWT) was not met due to potential confounding of this effort-based measure.

The subgroup of randomized patients with elevated NTproBNP before study enrollment (n=57) demonstrated strong efficacy signals, including:

•	Met Finkelstein Schoenfeld composite endpoint consisting of fatal cardiac death, non-fatal MACE, and quality of life (p = 0.04)
•

Demonstrated improved left ventricular systolic and diastolic volume measures at 24 months (LVESVi, p=0.01; LVEDVi, p=0.01) as assessed by the blinded echocardiography core lab, suggesting significantly improved heart function compared to controls through the end of the study

About BioCardia®
BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three cardiac clinical stage product candidates in development. These therapies are enabled by its Helix™ biotherapeutic delivery and Morph® vascular navigation product platforms, and soon the Heart3D™ fusion imaging platform. BioCardia selectively partners on biotherapeutic delivery with peers developing important biologic therapies.  For more information visit www.biocardia.com.

References

De la Fuente LM, Stertzer SH, Argentieri J. et al. Transendocardial autologous bone marrow in myocardial infarction induced heart failure, two-year follow-up in an open-label phase I safety study (the TABMMI study). EuroIntervention. 2011; 7(7):805-812.

2 Wong Po Foo C, Rouy D, Hare JM, et al. The transendocardial autologous bone marrow mononuclear cells in ischemic heart failure trial (TAC-HFT-BMC). Regenerative Medicine. 2015; 10(7S): S169.

3 Heldman AW, DiFede DL, Fishman JE, et al. Transendocardial mesenchymal stem cells and mononuclear bone marrow cells for ischemic cardiomyopathy: the TAC-HFT randomized trial. JAMA. 2014; 311(1):62-73.

4 Raval AN, Johnston PV, Duckers HJ, Cook TD, Traverse JH, Altman PA, Dhingra R, Hematti P, Borrello I, Anderson RD, Pepine CJ. Point of care, bone marrow mononuclear cell therapy in ischemic heart failure patients personalized for cell potency: 12-month feasibility results from CardiAMP heart failure roll-in cohort. Int J Cardiol. 2021 Mar 1;326:131-138. doi: 10.1016/j.ijcard.2020.10.043. Epub 2020 Oct 20. PMID: 33091520.

5 Raval AN on behalf of the CardiAMP HF Investigators: A Double-blind, Randomized Controlled Trial of an Autologous Cell Therapy in Patients with HFrEF: Principal Results from the CardiAMP-HF Trial, American College of Cardiology Late Breaking Clinical Trials 2025.

Forward Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. Forward-looking statements include, among other things, references to the Company’s investigational product candidates, future regulatory submissions, future regulatory meetings, and outcomes of these regulatory discussions. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 26, 2025, under the caption titled “Risk Factors,” and in our subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120